EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the following registration statements of our report dated January 13, 2017, relating to the consolidated balance sheet of El Capitan Precious Metals, Inc. and its subsidiaries (collectively, the “Company”) as of September 30, 2016, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the fiscal year then ended, which appears in the Company’s Annual Report on Form 10-K for the period ended September 30, 2017:

(i) Form S-8 Registration Statement No. 333-177417, filed with the Securities and Exchange Commission on October 20, 2011;
(ii) Form S-8 Registration Statement No. 333-161486, filed on August 21, 2009;
(iii) Form S-8 Registration Statement No. 333-146788, filed on October 18, 2007;
(iv) Form S-8 Registration Statement No. 333-126697, filed on July 19, 2005;
(v) Form S-8 Registration Statement No. 333-116484, filed on June 15, 2004;
(vi) Form S-8 Registration Statement No. 333-108819, filed on September 15, 2003;
(vii) Form S-8 Registration Statement No. 333-207399, filed on October 14, 2015;
(viii) Form S-8 Registration Statement No. 333-208991, filed on January 14, 2016;
(ix) Form S-8 Registration Statement No. 333-210942, filed on April 27, 2016;
(x) Form S-8 Registration Statement No. 333-212972, filed on August 8, 2016; and
(xi) Form S-8 Registration Statement No. 333-214442, filed on November 4, 2016.

/s/ MaloneBailey, LLP
www.malonebailey.com
Houston, Texas
March 30, 2018